Exhibit 99

PRESS RELEASE

GE Delivers $0.33 Operating EPS Representing 1Q ’11 Growth of 65%;
Revenues Total $38.4B for 1Q ’11, up 6%;
Quarterly Dividend Increased by $0.01 to $0.15

1Q 2011 Highlights (Continuing Operations Attributable to GE)

✓	Fourth-consecutive quarter of double-digit earnings growth
•	Operating earnings of $3.6 billion, up 58%; operating EPS of $0.33, up 65%
•	GAAP earnings of $3.4 billion, up 48%; GAAP EPS of $0.31, up 48%
✓	Strong top-line performance in an improving environment
•	Industrial revenue growth of 8%; organic growth of 5%
•	Industrial segment international growth of 12%
•	Infrastructure orders of $19 billion, up 13%
✓	Executing balanced capital allocation plan
•	Raised dividend $0.01 to $0.15/quarter effective 3Q ’11; third increase in last 12 months
✓	GE Capital earned $1.8 billion, with pre-tax earnings of $2.3 billion
✓	GE consolidated tax rate of 53%, reflecting tax on NBCU transaction and improved GE Capital earnings
✓	Confident in full-year 2011 operating framework

FAIRFIELD, Conn. – April 21, 2011 – GE [NYSE: GE] announced today strong first-quarter 2011 operating earnings of $3.6 billion, up 58%, or $0.33 per share, up 65%, from the first quarter of 2010. GAAP earnings from continuing operations (attributable to GE) were $3.4 billion, or $0.31 per share, both up 48% year-over-year.  Revenues grew to $38.4 billion for the quarter, up 6% from a year ago. In addition, GE raised its quarterly dividend by $0.01 to $0.15 effective in the third quarter of 2011.  This is the third dividend increase declared in the last 12 months and reflects GE leadership’s confidence in the company’s business performance.

“As today’s results show, GE has emerged from the recession a stronger, more competitive company,” GE Chairman and CEO Jeff Immelt said. “GE Healthcare, Transportation and Aviation delivered strong results. Strategic investments in high-growth segments have strengthened the company’s Energy portfolio and position that business to return to growth in the second half of this year.  We ended the quarter with a record high backlog of $177 billion.

“GE Capital also had a strong first quarter, earning $1.8 billion after tax,” Immelt said. “With losses having peaked, we are originating new business at attractive margins and our funding costs continue to be favorable. Reserve coverage decreased slightly in the quarter, driven by improving portfolio quality. Since the first quarter of 2010, we’ve improved our GECC Tier 1 common ratio to 9.8% from 7.8% and reduced GECC leverage to 4.5:1 from 5.5:1.  We have strengthened the GE Capital franchise and are on track for solid earnings growth.”

In the first quarter, the company grew R&D investment 12% and launched nearly 50 new Healthcare and Energy products. Industrial segment operating profit margin declined 1.1 points from a year ago to 14.3%. Deflation remained positive for the quarter. Margins were also impacted by lower Wind pricing, the non-repeat of a 2010 Aviation franchise fee and new acquisitions. Cash generated from Industrial operating activities totaled $1.7 billion in the quarter, on track for full-year plan of $12-$13 billion. At quarter-end, GE had $82 billion of consolidated cash.

Balanced capital allocation remains a positive for GE investors.  Since the second quarter of 2010 the company has declared dividend increases totaling 50%, announced six acquisitions in Energy and Healthcare that will drive long-term growth, and bought back $2.3 billion of stock.

Positive items were mostly offset by charges in the quarter. GE completed the NBC Universal transaction, resulting in a $0.04 per-share after-tax gain and a 49% ownership in the new entity.  This was partially offset by $0.02 per share in after-tax restructuring and other charges and $0.01 in acquisition and disposition-related costs.

“As we said in January on the year-end 2010 earnings call, we expected the NBCU sale to result in a high tax rate,” Immelt said. “Including the impact of that transaction, GE’s consolidated tax rate for the first quarter of 2011 was 53%, up 37 points from the same quarter last year.

“We remain confident in GE’s 2011 framework,” Immelt said.  “We are executing our capital allocation plan. We will continue investing to drive future growth and competitive advantage.  The GE business model will continue to deliver earnings growth for shareowners in 2011 and beyond.”

First-quarter 2011 Financial Highlights:

First-quarter operating earnings were $3.6 billion, up 58% from $2.3 billion in the first quarter of 2010 and operating EPS was $0.33, up 65% from $0.20 in the first quarter of last year. Segment profit increased 36% compared with the first quarter of 2010, as increases of more than 200% at GE Capital, 37% at Transportation, 7% at Healthcare and 5% at Aviation more than offset a 7% earnings decline at Energy Infrastructure.

Including the effects of discontinued operations, first-quarter net earnings attributable to GE were $3.4 billion ($0.31 per share attributable to common shareowners) in 2011 compared with $1.9 billion ($0.17 per share attributable to common shareowners) in the first quarter of 2010.

First-quarter revenues increased 6% to $38.4 billion. GE Capital Services’ (GECS) revenues increased 3% from last year to $13.2 billion. Industrial sales of $22.1 billion decreased 6% versus 2010.

Cash generated from GE Industrial operating activities in first quarter 2011 totaled $1.7 billion, down 34% from $2.6 billion in the first quarter of 2010.

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The accompanying tables include information integral to assessing the company’s financial position, operating performance and cash flow.

GE will discuss preliminary first-quarter results on a webcast at 8:30 a.m. ET today, available at www.ge.com/investors.  Related charts will be posted there prior to the webcast.

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GE (NYSE: GE) is a diversified infrastructure and finance company taking on the world’s toughest challenges. From aviation and power generation to financial services, healthcare solutions, oil and gas and rail, GE operates in more than 100 countries and employs about 300,000 people worldwide. For more information, visit the company's website at www.ge.com.

Caution Concerning Forward-Looking Statements:

This document contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: current economic and financial conditions, including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets; the impact of conditions in the financial and credit markets on the availability and cost of General Electric Capital Corporation’s (GECC) funding and on our ability to reduce GECC’s asset levels as planned; the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults; changes in Japanese consumer behavior that may affect our estimates of liability for excess interest refund claims (Grey Zone); potential financial implications from the Japanese natural disaster; our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so; the adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level; the level of demand and financial performance of the major industries we serve, including, without limitation, air and rail transportation, energy generation, real estate and healthcare; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of financial services regulation; strategic actions, including acquisitions, joint ventures and dispositions and our success in completing announced transactions and integrating acquired businesses; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Media Contact:
Anne Eisele, 203.373.3061 (office); 203.522.9045 (mobile)
anne.eisele@ge.com

Investor Contact:
Trevor Schauenberg, 203.373.2424 (office)
trevor.a.schauenberg@ge.com

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GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE (a)			Financial Services (GECS)
Three months ended March 31	2011	2010	V %	2011	2010	V %	2011	2010	V %
Revenues
Sales of goods and services	$21,991	$23,673		$22,102	$23,509		$42	$281
Other income	3,626	350		3,665	376		-	-
GECS earnings from continuing operations	-	-		1,806	515		-	-
GECS revenues from services	12,831	12,181		-	-		13,112	12,489
Total revenues	38,448	36,204	6%	27,573	24,400	13%	13,154	12,770	3%

Costs and expenses
Cost of sales, operating and administrative expenses	25,235	26,440		20,228	20,900		5,304	5,831
Interest and other financial charges	3,879	4,023		355	343		3,667	3,800
Investment contracts, insurance losses
and insurance annuity benefits	736	747		-	-		769	787
Provision for losses on financing receivables	1,163	2,187		-	-		1,163	2,187
Total costs and expenses	31,013	33,397	(7)%	20,583	21,243	(3)%	10,903	12,605	(14)%

Earnings from continuing operations
before income taxes	7,435	2,807	F	6,990	3,157	F	2,251	165	F
Benefit (provision) for income taxes	(3,927)	(443)		(3,513)	(788)		(414)	345
Earnings from continuing operations	3,508	2,364	48%	3,477	2,369	47%	1,837	510	F

Earnings (loss) from discontinued operations,
net of taxes	19	(366)		19	(366)		19	(363)

Net earnings	3,527	1,998	77%	3,496	2,003	75%	1,856	147	F

Less net earnings (loss) attributable to noncontrolling interests	94	53		63	58		31	(5)
Net earnings attributable to the Company	3,433	1,945	77%	3,433	1,945	77%	1,825	152	F

Preferred stock dividends declared	(75)	(75)		(75)	(75)		-	-
Net earnings attributable to GE common shareowners	$3,358	$1,870	80%	$3,358	$1,870	80%	$1,825	$152	F

Amounts attributable to the Company:
Earnings from continuing operations	$3,414	$2,311	48%	$3,414	$2,311	48%	$1,806	$515	F
Earnings (loss) from discontinued operations, net of taxes	19	(366)		19	(366)		19	(363)
Net earnings attributable to the Company	$3,433	$1,945	77%	$3,433	$1,945	77%	$1,825	$152	F

Per-share amounts - earnings from continuing operations
Diluted earnings per share	$0.31	$0.21	48%
Basic earnings per share	$0.31	$0.21	48%

Per-share amounts - net earnings
Diluted earnings per share	$0.31	$0.17	82%
Basic earnings per share	$0.32	$0.17	88%

Total average equivalent shares
Diluted shares	10,641	10,687	-%
Basic shares	10,611	10,671	(1)%

Dividends declared per common share	$0.14	$0.10	40%

Amounts attributable to the Company:
Earnings from continuing operations	$3,414	$2,311	48%
Less: Non-operating pension costs/(income), net of taxes	163	(51)
Operating earnings (non-GAAP measure)	$3,577	$2,260	58%

Operating earnings - diluted earnings per share	$0.33	$0.20	65%

(a) Refers to the Industrial businesses of the Company including GECS on an equity basis.

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for "GE" and "GECS." Transactions between GE and GECS have been eliminated from the "Consolidated" columns. See Note 1 to the 2010 consolidated financial statements at www.ge.com/ar2010 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)

	Three Months
	Ended March 31
(Dollars in millions)	2011	2010	V %

Revenues
Energy Infrastructure	$9,449	$8,655	9%
Aviation(a)	4,368	4,165	5%
Healthcare(a)	4,090	3,733	10%
Transportation(a)	903	766	18%
Home & Business Solutions	1,989	1,940	3%
GE Capital	12,324	11,931	3%
Total segment revenues	33,123	31,190	6%
Corporate items and eliminations(a)	5,325	5,014	6%
Consolidated revenues from continuing operations	$38,448	$36,204	6%

Segment profit(a)
Energy Infrastructure	$1,381	$1,481	(7)%
Aviation(a)	841	799	5%
Healthcare(a)	531	497	7%
Transportation(a)	157	115	37%
Home & Business Solutions	74	71	4%
GE Capital	1,842	583	F
Total segment profit	4,826	3,546	36%

Corporate items and eliminations(a)	2,456	(104)	F
GE interest and other financial charges	(355)	(343)	(3)%
GE provision for income taxes	(3,513)	(788)	U

Earnings from continuing operations attributable to the Company	3,414	2,311	48%

Earnings (loss) from discontinued operations, net of taxes, attributable to the Company	19	(366)	F

Consolidated net earnings attributable to the Company	$3,433	$1,945	77%

(a)
Effective January 1, 2011, we reorganized our segments. We have reclassified prior-period amounts to conform to the current-period presentation. Segment profit excludes results reported as discontinued operations, earnings attributable to noncontrolling interests of consolidated subsidiaries and accounting changes. Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment’s management is measured – excluded in determining segment profit, which we sometimes refer to as “operating profit,” for Energy Infrastructure, Aviation, Healthcare, Transportation and Home & Business Solutions; included in determining segment profit, which we sometimes refer to as “net earnings,” for GE Capital. Results of our formerly consolidated subsidiary, NBC Universal, are reported in the Corporate items and eliminations line. Prior to January 1, 2011 segment profit excluded the effects of principal pension plans. Beginning January 1, 2011, we allocate service costs related to our principal pension plans and we no longer allocate the retiree costs of our postretirement healthcare benefits to our segments. This revised allocation methodology better aligns segment operating costs to the active employee costs, which are managed by the segments.

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)
Additional Information

	Three Months
	Ended March 31
(Dollars in millions)	2011	2010	V %

Energy Infrastructure
Revenues	$9,449	$8,655	9%

Segment profit	$1,381	$1,481	(7)%

Revenues
Energy	$7,845	$7,205	9%
Oil & Gas	1,787	1,593	12%

Segment profit
Energy	$1,221	$1,339	(9)%
Oil & Gas	199	191	4%

GE Capital
Revenues	$12,324	$11,931	3%

Segment profit	$1,842	$583	F

Revenues
Commercial Lending and Leasing (CLL)	$4,608	$4,594	-%
Consumer	4,941	4,564	8%
Real Estate	907	944	(4)%
Energy Financial Services	345	791	(56)%
GE Capital Aviation Services (GECAS)	1,325	1,239	7%

Segment profit
CLL	$554	$232	F
Consumer	1,257	569	F
Real Estate	(358)	(403)	11%
Energy Financial Services	112	153	(27)%
GECAS	306	317	(3)%

GENERAL ELECTRIC COMPANY
Condensed Statement of Financial Position

(Dollars in billions)
	Consolidated		GE (a)		Financial Services (GECS)
Assets	3/31/11	12/31/10	3/31/11	12/31/10	3/31/11	12/31/10
Cash & marketable securities	$127.1	$122.9	$15.5	$19.3	$112.1	$104.2
Receivables	17.3	18.6	11.6	10.4	-	-
Inventories	13.3	11.5	13.3	11.5	0.1	0.1
Financing receivables - net	301.7	308.5	-	-	308.4	317.7
Property, plant & equipment - net	67.5	66.2	13.2	12.4	54.3	53.8
Investment in GECS	-	-	72.1	69.0	-	-
Goodwill & intangible assets	79.2	74.4	49.6	45.0	29.6	29.4
Other assets	114.9	105.3	34.7	17.3	86.5	93.5
Assets of businesses held for sale	1.6	36.9	-	33.8	1.6	3.1
Assets of discontinued operations	5.2	6.9	0.1	0.1	5.1	6.9

Total assets	$727.8	$751.2	$210.1	$218.8	$597.7	$608.7

Liabilities and equity
Borrowings and bank deposits	$466.7	$478.6	$10.4	$10.1	$458.1	$470.6
Investment contracts, insurance liabilities and
insurance annuity benefits	29.8	29.6	-	-	30.4	30.0
Other liabilities	102.8	100.5	74.9	70.0	33.4	35.2
Liabilities of businesses held for sale	0.6	16.0	-	15.5	0.6	0.6
Liabilities of discontinued operations	2.1	2.3	0.2	0.2	1.9	2.1
GE shareowners' equity	123.5	118.9	123.5	118.9	72.1	69.0
Noncontrolling interests	2.3	5.3	1.1	4.1	1.2	1.2

Total liabilities and equity	$727.8	$751.2	$210.1	$218.8	$597.7	$608.7

(a)	Refers to the Industrial businesses of the Company including GECS on an equity basis.

March 31, 2011, information is unaudited.  Supplemental consolidating data are shown for "GE" and "GECS." Transactions between GE and GECS have been eliminated from the "Consolidated" columns. See Note 1 to the 2010 consolidated financial statements at www.ge.com/ar2010 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. We have referred to operating earnings, operating earnings per share, Industrial organic revenue growth, the GECC leverage ratio, and cash generated from Industrial operating activities (Industrial CFOA). The reconciliations of these measures to the most comparable GAAP measures follow.

Operating Earnings and Operating Earnings per Share
	Three months ended March 31
(In millions; except earnings per share)	2011	2010	V %

Earnings from continuing operations attributable to GE	$3,414	$2,311	48%
Less non-operating pension costs/(income), net of tax	163	(51)
Operating earnings	$3,577	$2,260	58%

Earnings per share - diluted
Continuing earnings per share	$0.31	$0.21	48%
Less: non-operating pension costs/(income) after tax	0.02	(0.01)
Operating earnings per share	$0.33	$0.20	65%

Operating earnings excludes non-service related pension costs of our principal pension plans comprising interest cost, expected return on plan assets and amortization of actuarial gains/losses. The service cost and prior service cost components of our principal pension plans are included in operating earnings. We believe that these components of pension cost better reflect the ongoing service-related costs of providing pension benefits to our employees. As such, we believe that our measure of operating earnings provides management and investors with a useful measure of the operational results of our business. Other components of GAAP pension cost are mainly driven by market performance, and we manage these separately from the operational performance of our businesses. Neither GAAP nor operating pension costs are necessarily indicative of the current or future cash flow requirements related to our pension plan. We also believe that this measure, considered along with the corresponding GAAP measure, provides management and investors with additional information for comparison of our operating results to the operating results of other companies.

Industrial Organic Revenue Growth
	Three months ended March 31
(Dollars in millions)	2011	2010	V %

GE revenues as reported	$27,573	$24,400
Less GECS earnings from continuing operations	1,806	515
Industrial revenues	25,767	23,885
Less the effects of:
Acquisitions, business dispositions (other than dispositions of businesses
acquired for investment) and currency exchange rates	5,398	4,516
Industrial revenues excluding effects of acquisitions, business dispositions
(other than dispositions of businesses acquired for investment)
and currency exchange rates (Industrial organic revenues)	$20,369	$19,369	5%

Organic revenue growth measures revenue excluding the effects of acquisitions, business dispositions and currency exchange rates. We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and currency exchange, which activities are subject to volatility and can obscure underlying trends. We also believe that presenting organic revenue growth separately for our industrial businesses provides management and investors with useful information about the trends of our industrial businesses and enables a more direct comparison to other non-financial businesses and companies. Management recognizes that the term "organic revenue growth" may be interpreted differently by other companies and under different circumstances. Although this may have an effect on comparability of absolute percentage growth from company to company, we believe that these measures are useful in assessing trends of the respective businesses or companies and may therefore be a useful tool in assessing period-to-period performance trends.

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Ratio of Debt to Equity at GECC, Net of Cash and Equivalents and with Classification of Hybrid Debt as Equity (GECC leverage)
	March 31
(Dollars in millions)	2011	2010

GECC debt	$452,821	$501,690
Less cash and equivalents	66,649	59,738
Less hybrid debt	7,725	7,725
	$378,447	$434,227
GECC equity	$76,143	$71,650
Plus hybrid debt	7,725	7,725
	$83,868	$79,375
GECC leverage ratio	4.5:1	5.5:1

We have provided the GECC ratio of debt to equity on a basis that reflects the use of cash and equivalents to reduce debt, and with long-term debt due in 2066 and 2067 classified as equity. We believe that this is a useful comparison to a GAAP-based ratio of debt to equity because cash balances may be used to reduce debt and because this long-term debt has equity-like characteristics. The usefulness of this supplemental measure may be limited, however, as the total amount of cash and equivalents at any point in time may be different than the amount that could practically be applied to reduce outstanding debt, and it may not be advantageous or practical to replace certain long-term debt with equity. Despite these potential limitations, we believe that this measure, considered along with the corresponding GAAP measure, provides investors with additional information that may be more comparable to other financial institutions and businesses.

Industrial CFOA
	Three months ended March 31
(Dollars in millions)	2011	2010	V	%

Cash from GE's operating activities as reported	$1,684	$2,551
Less dividends from GECS	-	-
Cash from GE's operating activities excluding dividends
from GECS (Industrial CFOA)	$1,684	$2,551	(34)%

We define “Industrial CFOA” as GE’s cash from operating activities less the amount of dividends received by GE from GECS. This includes the effects of intercompany transactions, including GE customer receivables sold to GECS; GECS services for trade receivables management and material procurement; buildings and equipment (including automobiles) leased by GE from GECS; information technology (IT) and other services sold to GECS by GE; aircraft engines manufactured by GE that are installed on aircraft purchased by GECS from third-party producers for lease to others; and various investments, loans and allocations of GE corporate overhead costs. We believe that investors may find it useful to compare GE’s operating cash flows without the effect of GECS dividends, since these dividends are not representative of the operating cash flows of our industrial businesses and can vary from period to period based upon the results of the financial services businesses. Management recognizes that this measure may not be comparable to cash flow results of companies which contain both industrial and financial services businesses, but believes that this comparison is aided by the provision of additional information about the amounts of dividends paid by our financial services business and the separate presentation in our financial statements of the Financial Services (GECS) cash flows. We believe that our measure of Industrial CFOA provides management and investors with a useful measure to compare the capacity of our industrial operations to generate operating cash flow with the operating cash flow of other non-financial businesses and companies and as such provides a useful measure to supplement the reported GAAP CFOA measure.

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